CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL, AND THE REGISTRANT TREATS SUCH INFORMATION AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit 10.16

Execution Copy

FIRST AMENDMENT TO lOAN AGREEMENT

THIS FIRST AMENDMENT (this “Agreement”) dated as of August 8, 2024 between BUNKER HILL MINING CORP., a corporation incorporated under the laws of Nevada (together with its successors and assigns, “Borrower”), SILVER VALLEY METALS CORP., a corporation incorporated under the laws of Idaho (together with its successors and assigns, “Guarantor” and together with Borrower, the “Obligors”), SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US COLLECTOR), LP and SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY ANNEX (US COLLECTOR), LP (each, together with its successors and assigns, a “Lender” and, collectively, the “Lenders”) and SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US COLLECTOR), LP., as agent for the Lenders (in such capacity and together with any successor agent, the “Agent”).

RECITALS:

A.	The Obligors, the Agent and the Lenders entered into a loan agreement (the “Existing Loan Agreement”) dated as of June 23, 2023 pursuant to which the Lenders agreed to make available to Borrower a term loan facility to finance, in part, the construction and development of the Mine; and

B.	The Obligors and the Sprott Lender Parties have agreed to amend the Existing Loan Agreement on the terms and conditions of this Agreement;

NOW THEREFORE in consideration of the foregoing premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Parties), the Parties mutually agree as follows:

Section 1	Defined Terms.

(1)	As used in this Agreement and the recitals hereto, the following terms have the following meanings:

“Parties” means the Obligors and the Sprott Lender Parties; and

“Sprott Lender Parties” means, collectively, the Agent and the Lenders.

(2)	Unless otherwise described herein, capitalized terms used in this Agreement that are not defined in it have the meanings given to them in the Existing Loan Agreement.

Section 2	Amendments to the Existing Loan Agreement.

Each of the Obligors and the Sprott Lender Parties agree to amend the Existing Loan Agreement as follows:

(a)	Section 2(f) of the Existing Loan Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

“Subject to Section 2(g), each Advance shall bear interest from the Funding Date of such Advance (if before June 30, 2027) to June 30, 2027, at the rate of TEN per cent (10.0%) per annum and from the later of the Funding Date and June 30, 2027 to the date of repayment in full, at the rate of FIFTEEN per cent (15.0%) per annum, in each case, calculated and payable annually in arrears as set out in this Section 2(f).”

(b)	Section 2(h) of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(h) Default Interest. Borrower shall pay to the Lenders interest on overdue amounts (including overdue interest), both before and after maturity, default or judgment, and on the Principal Amount upon the occurrence and during the continuance of an Event of Default, in each case, at the interest rate then applicable to Advances as set forth in Section 2(f) plus 3 per cent (3.0%) per annum, calculated daily and on the basis of the actual number of days elapsed, and a year of 360 days and compounded monthly, and payable upon demand by the Agent on behalf of the Lenders.”

(c)	Section 4 of the Existing Loan Agreement is hereby amended by adding the following new paragraph (c) after paragraph (b) thereof:

“(c)	Borrower shall prepay on the tenth Business Day of each calendar quarter following payment in full of the Note Purchase Obligations, the outstanding Principal Amount in an amount equal to 50% of all Cash Flow of the Obligors in excess of US$1,500,000, calculated by the Agent on the last day of each such calendar quarter, together with all accrued and unpaid interest on such portion of the Principal Amount and all other amounts owing and due hereunder.”

(d)	Exhibit “A” to the Existing Loan Agreement is hereby amended as follows:

(i)	by adding the following definition after the definition of “Buy Back Option” and before the definition of “Cash Interest Commencement Date”:

“Cash Flow” means, for any period, calculated as of the conclusion of each immediately preceding calendar month, the sum (without duplication) of:

(i)	all interest and investment earnings paid to any and all Obligors in cash during such period; and

(ii)	all cash received by any and all Obligors arising from operation of the Mine during such period other than incentive proceeds, condemnation proceeds, proceeds from any disposition of assets of an Obligor, Tax refunds, and any other extraordinary or non-cash income or receipt of an Obligor, all as determined in accordance with U.S. GAAP;

less

(iii)	operating and non-operating costs incurred by the Obligors, including taxes, royalties, streaming payments, working capital charges, interest and principal, environmental related charges and amounts, and sustaining and maintenance capital expenditures for the relevant period.

(ii)	by deleting the definition of Maturity Date and replacing it with the following:

“Maturity Date” means June 30, 2030.

(iii)	by adding the following three definitions after the definition of “Mortgage” and before the definition of “Obligations”:

“Note Purchase Agreement” means the secured promissory note purchase agreement dated August 8, 2024 between the Note Purchaser, as purchaser, the Guarantor, as borrower, and Borrower parent pursuant to which an aggregate principal amount of U.S. Dollars equal to 1,200,000 ounces of silver, equivalent to approximately US$28 million, (or such other amounts as the parties thereto may agree to during the note offering period expiring November 8, 2024), will be advanced to the Guarantor.

“Note Purchase Obligations” means all indebtedness, liabilities and other obligations, present and future, direct or indirect, absolute or contingent, matured or unmatured due and owing or otherwise payable by an Obligor to Note Purchaser under the Note Purchase Agreement.

“Note Purchaser” means Monetary Metals Bond III LLC, a Delaware limited liability company, and its successors and permitted assigns.

Section 3	Confirmation.

Each Obligor hereby acknowledges, confirms and agrees that:

(a)	except as amended by this Agreement, the Existing Loan Agreement remains in full force and effect, unamended and the Existing Loan Agreement, as amended by this Agreement, constitutes legal, valid and binding obligations of it enforceable against it in accordance with its respective terms; and

(b)	each of the Security Documents and each security interest, assignment, mortgages charge, lien, hypothecation and pledge granted by it in favour of the Security Agent for and the benefit of the Sprott Entities pursuant to the Security constitutes legal, valid and binding obligations of it enforceable against it in accordance with its respective terms and continues to secure the PF Obligations.

Section 4	Conditions of Effectiveness of this Agreement

This Agreement shall become effective (the “Effective Date”) immediately when the following conditions shall have been satisfied:

(a)	The Obligors and the Sprott Lender Parties shall have signed a counterpart of this Agreement;

(b)	The Agent shall have received (i) a certificate of good standing with respect to each Obligor from the Secretary of State (or other similar official) of the jurisdiction of its incorporation; (ii) a certificate of a senior officer of each Obligor, dated the Effective Date, addressed to each Sprott Lender Party, in form and substance reasonably acceptable to the Agent, certifying as to the incumbency and specimen signature of each officer of such Obligor executing this Agreement or any other document delivered in connection with this Agreement on its behalf and attaching (x) a true and complete copy of articles, by-laws and any other charter documents of such Obligor, including all amendments thereto, as in effect on the Effective Date, and (y) a true and complete copy of resolutions duly adopted by its board of directors or shareholders, as the case may be, of such Obligor authorizing the execution, delivery and performance of this Agreement and approving all matters contemplated by this Agreement; and (iii) an opinion of legal counsel to each Obligor addressed to each Sprott Lender Party, in form and substance reasonably acceptable to the Agent, relating to the status and capacity of such Obligor, the due authorization, execution and delivery and validity and enforceability of this Agreement and the Existing Loan Agreement, as amended by this Agreement, and such other matters as the Agent may reasonably request;

(c)	The intercreditor agreement (the “Intercreditor Agreement”) among Sprott Private Resource Streaming and Royalty (US Collector), LP as agent for the Sprott Entities, the Security Agent, Monetary Metals Bond III LLC, Minewater Finance LLC, Minewater LLC, MW HH LLC and the Obligors shall have been executed and delivered by the parties;

(d)	The initial tranche of the financing contemplated under the Note Purchase Agreement has closed or will close concurrently with delivery of the conditions set forth in Sections 4(b) and 4(c) on the Effective Date; and

(e)	All costs and expenses of the Sprott Entities relating to this Agreement, the other Project Finance Documents and the Intercreditor Agreement and the transactions contemplated thereunder (including reasonable fees and expenses of their legal counsel) have been paid in full.

Section 5	Reference to the Amended Loan Agreement

On and after the Effective Date, any reference to “this Agreement”, “hereof”, “hereunder” and words of like effect in the Existing Loan Agreement, and any reference to the Loan Agreement in any other Project Finance Document will mean and be a reference to the Existing Loan Agreement, as amended by this Agreement.

Section 6	Further Assurances.

Each Obligor will execute and deliver to any other Party hereto all such documents, instruments and agreements, and do all such other acts and things, as may be reasonably required, in the opinion of such other Party, to carry out the amendments and other transactions contemplated under this Agreement.

Section 7	Project Finance Document.

The Parties acknowledge and agree that each of this Agreement and the Existing Loan Agreement, as amended by this Agreement, constitutes a “Project Finance Document” and that the Obligations constitute “PF Obligations” and “Obligations”, as applicable, for the purposes of the Security Documents, the Security and the Security Sharing Agreement.

Section 8	Successors and Assigns.

This Agreement shall be binding upon and enure to the benefit of and be enforceable by each Party and its respective successors and permitted assigns.

Section 9	Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 10	Governing Law.

(1)	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Idaho.

(2)	Each Obligor agrees that any legal proceeding with respect to this Agreement or the Existing Loan Agreement, as amended by this Agreement, or to enforce any judgment obtained against the Obligor may be brought by a Sprott Lender Party in the courts of the State of Idaho or in the courts of any jurisdiction where an Obligor may have assets or carries on business, and each Obligor hereby irrevocably submits to the non-exclusive jurisdiction of each such court and acknowledges its competence. Each Obligor agrees that a final judgment against it in any such legal proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment (a certified or exemplified copy of which judgment will be conclusive evidence of the fact and of the amount of the Obligations under the Existing Loan Agreement, as amended by this Agreement) or by such other means provided by law.

Section 11	Counterparts.

This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Remainder of this page left intentionally blank. Signature page follows.]

The Parties have executed this Agreement as of the date first written above.

BUNKER HILL MINING COMPANY

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President, Chief Executive Officer and Director

By:	/s/ Gerbrand van Heerdan
Name:	Gerbrand van Heerden
Title:	Chief Financial Officer and Corporate Secretary

SILVER VALLEY METALS CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President

By:	/s/ Gerbrand van Heerdan
Name:	Gerbrand van Heerdan
Title:	Treasurer

First Amendment to Loan Agreement

sprott private resource streaming and royalty (US Collector), lp, by its general partner, SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC, in its capacities as a Lender and as Agent

By:	[***]
Name:	[***]
Title:	[***]

sprott private resource streaming and royalty annex (us collector), lp, by its general partner, , SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC, in its capacity as Lender

By:	[***]
Name:	[***]
Title:	[***]

First Amendment to Loan Agreement

The undersigned acknowledges that Amendment to Loan Agreement constitutes a “Project Finance Document” and that the Obligations constitute “PF Obligations” and “Obligations”, as applicable, for purposes of the Security, the Security Documents and the Security Sharing Agreement

sprott private resource streaming and royalty (collector), lp, by its general partner, SPROTT RESOURCE STREAMING AND ROYALTY CORP., as Security Agent

By:	[***]
Name:	[***]
Title:	[***]

First Amendment to Loan Agreement